Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Cabaletta Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (9)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share (3)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.00001 per share (4)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities (5)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Warrants (6)	457(r)	(1)	—	—	—	—

Fees to Be Paid	Equity	Units (7)	457(r)	(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(o)	$200,000,000	—	$200,000,000	0.00014760	$29,520

Fees to Be Paid	Total Registration Fee:			$200,000,000	—	$200,000,000		$29,520

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$200,000,000		$29,520

	Total Fees Previously Paid							—

	Total Fee Offsets							$16,526.05(8)

	Net Fee Due							$12,993.95

(1)

The amount to be registered consists of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $16,526.05 of the registration fee previously paid in connection with the Prior Registration Statement (as defined below) in connection with the Unsold Securities (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(9)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the $12,993.95 to be paid in connection with the primary offering of common stock described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

Table 2: Fee Offset Claims and Source

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Cabaletta Bio, Inc.	S-3	333-270599	March 16, 2023	—	$16,526.05(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$149,964,121.00(1)	$149,964,121.00(1)	$38,570(1)

Fee Offset Source	Cabaletta Bio, Inc.	S-3	333-270599	—	March 16, 2023	—	—	—	—	—	$38,570(1)

(1)

The Registrant previously registered $350,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-270599) filed with the Securities and Exchange Commission on March 16, 2023, and declared effective on April 26, 2023 (the “Prior Registration Statement”). The Registrant paid an aggregate registration fee of $38,570 in connection with the Prior Registration Statement. The Registrant sold an aggregate of $200,035,879.00 of such securities under the Prior Registration Statement, leaving the balance of $149,964,121.00 (the “Unsold Securities”), representing $16,526.05 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement.